SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

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               Securities Exchange Act of 1934 (Amendment No.   )

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


                                  SOFTECH, INC.
                          4695 44th Street, Suite B-130
                          Grand Rapids, Michigan 49512

                                   ----------

                            NOTICE OF ANNUAL MEETING
                          To be held December 11, 1998

                                   ----------

To the Stockholders of                                          November 4, 1998
SOFTECH, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of SofTech, Inc. (the "Company") will be held at the Company's headquarters located at 4695 44th Street S.E., Suite B-130, Grand Rapids, Michigan 49512, on Friday, December 11, 1998, at 2:00 p.m. for the following purposes:

     1. To elect two Class III Directors to hold office until the Annual Meeting of Stockholders in 2001;

     2. To consider and act upon a proposal to amend the Company's Articles of Organization to increase the number of authorized shares of common stock of the Company, par value $.10 per share from 10 million to 20 million shares;

     3. To consider and act upon a proposal to amend the Company's 1994 Employee Stock Option Plan (the "Plan") to increase the number of shares authorized under the Plan from 1.0 million to 1.5 million shares;

     4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending May 31, 1999; and

     5. To consider and act upon any other matters which may properly come before the meeting or any adjournments thereof.

                                              By Order of the Board of Directors



                                              Joseph P. Mullaney, Clerk








WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD December 11, 1998

                                   ----------

                                  SOFTECH, INC.
                       4695 44th Street S.E., Suite B-130
                          Grand Rapids, Michigan 49512

                                   ----------

                                                                November 4, 1998


                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SofTech, Inc., a Massachusetts corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters located at 4695 44th Street S.E., Suite B-130, Grand Rapids, Michigan 49512, on Friday, December 11, 1998, at 2:00 p.m. and at any adjournment thereof. This Proxy Statement and enclosed form of proxy are first being sent or given to stockholders on or about November 4, 1998.

     Stock transfer books will not be closed, but the Board of Directors has fixed the close of business on October 23, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were outstanding 6,946,211 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), and the holders thereof will be entitled to one vote for each share held by them.

     All proxies in the enclosed form that are properly executed and returned to the Company will be voted at the Annual Meeting or any adjournment thereof in accordance with any specifications thereon, or, if no specifications are made, will be voted FOR the nominees in proposal 1, FOR proposal 2, FOR proposal 3, and FOR proposal 4. Any proxy may be revoked by any stockholder who attends the meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering a written revocation or a duly executed proxy bearing a later date to the Clerk of the Company.

     A proxy may confer discretionary authority to vote with respect to any matter which management does not know, a reasonable time before the date hereof, is to be presented at the Annual Meeting. At the date hereof the management of the Company has no knowledge of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or on the related Proxy Card. If any other matter is properly presented to the Annual Meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with the discretion of the proxy holders.

     The presence, in person or by proxy of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are each included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. Abstentions and broker non-votes will have no effect on the outcome of the election of directors and will have the effect of a vote against the other proposals.

     The Company's Annual Report on Form 10-K, including the Company's financial statements, for the fiscal year ended May 31, 1998 is enclosed.

                PROPOSAL 1. NOMINATION AND ELECTION OF DIRECTORS

     The Company's Articles of Organization provide that the Board of Directors will be divided into three classes, each class to consist as nearly as possible of one-third of the Directors. The term of office of the Directors of each class expires at the Annual Meeting of Stockholders three years subsequent to their election. Directors of only one class are elected at each Annual Meeting of Stockholders.

     The Company's Board of Directors has nominated William Johnston and Timothy Weatherford for election as Directors at the Annual Meeting. The persons named in the enclosed proxy intend to vote to elect each such Nominee as a Director unless otherwise instructed. Each of the Class III Nominees is to be elected to hold office until the Annual Meeting of Stockholders in 2001 or until his or her successor is chosen and qualified. Each of the Class I Directors was elected to hold office until the Annual Meeting of Stockholders in 1999 or until his or her successor is chosen and qualified. Each of the Class II Directors was elected to hold office until the Annual Meeting of Stockholders in 2000 or until his or her successor is chosen and qualified. Information regarding the nominees and incumbent Directors of the Company is set forth below.

Class III Nominees for Election as Director

     William Johnston, 51, for a term to expire in 2001; Mr. Johnston has served since 1991 as President of Greenleaf Asset Management, a Michigan-based investment advisory and venture capital firm. Mr. Johnston was appointed as a Director of the Company in September 1996.

     Timothy Weatherford, 34, for a term to expire in 2001; Mr. Weatherford has served as Vice President of the Company since September 1996. Mr. Weatherford served as Branch Manager of the Indiana office of the Company's Computer Aided Design ("CAD") Division from his hiring in April 1990 until September 1996. Prior to joining the Company, Mr. Weatherford was employed by CAD/CAM Engineering from 1987 to 1990 in various capacities and by General Motors from 1982 to 1987 in various capacities. Mr. Weatherford was appointed as a Director of the Company in September 1996.

     The Company believes that the above-named nominees for Director will be able to serve. If any nominee should be unable to serve, the individuals named in the enclosed proxy may vote for a substitute nominee designated by the Board of Directors at the time, or the size of the Board will be reduced. The Company currently knows of no reason why any nominee will be unable to serve.

     The affirmative votes of plurality of the shares of Common Stock present or presented at the Annual Meeting is required for the election of directors.

     The Board of Directors recommends a vote "FOR" the election of these nominees.

Incumbent Directors

Class I

     Timothy L. Tyler, 45, term expires in 1999; Mr. Tyler has served since 1995 as President of Borroughs Corporation, a privately held, Michigan-based business that designs, manufactures and markets industrial and library shelving units, metal office furniture and check out stands primarily in the United States. Prior to 1995, Mr. Tyler served as General Manager of Tyler Supply Company from 1979 to 1995. Mr. Tyler was appointed as a Director of the Company in September 1996.

     Mark R. Sweetland, 49, term expires in 1999; Mr. Sweetland has served as President and Chief Executive Officer of the Company since September 1996. Mr. Sweetland served as Vice President of the Company from March 1994 until September 1996. Since March 1992 Mr. Sweetland has served the Company as President of Information Decisions, Inc. ("IDI"), a wholly owned subsidiary of the Company. Mr. Sweetland has been employed by IDI since 1980 in various account representative and management roles. Mr. Sweetland was appointed as a Director of the Company in September 1996.

Class II

     Ronald Elenbaas, 45, term expires in 2000; Mr. Elenbaas is President of Stryker Surgical Group, a division of Stryker Corporation. He has been employed by Stryker Corporation in various positions since 1975 and was promoted to his present position in 1986. Mr. Elenbaas also serves on the Board of the American Red Cross (Kalamazoo and Cass County). Mr. Elenbaas was appointed as a Director of the Company in September 1996.

     Kenneth Ledeen, 52, term expires in 2000; Mr. Ledeen is Chairman and CEO of Nevo Technologies, Inc., a Massachusetts-based computer software consulting and services firm. From 1993 to 1997, Mr. Ledeen was a consultant with Covington Associates, a Massachusetts-based investment advisor. From 1986 to 1993, Mr. Ledeen was President of Sigma Design, a company that developed CAD/CAM software products, and from 1980 to 1986 he served as Vice President at Computervision Corporation. Mr. Ledeen was appointed as Director of the Company in September 1996.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     Information concerning beneficial ownership of the Company's Common Stock, as of August 15, 1998, for (i) each person named in the "Summary Compensation Table" below as an executive officer of the Company during the fiscal year ended May 31, 1998, (ii) each Director and each of the Company's Nominees to the Board of Directors, (iii) all Directors and executive officers of the Company as a group, and (iv) all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, is set forth below.

                                 Shares of Common      Percentage of Outstanding
                                Stock Beneficially     Common Stock Beneficially
                                    Owned as of               Owned as of
Name of Beneficial Owner        August 15, 1998 (1)        August 15, 1998 (2)
--------------------------------------------------------------------------------
Mark R. Sweetland                     304,486(3)                 4.31%
Timothy J. Weatherford                229,141(3)                 3.25%
Joseph P. Mullaney                    197,464                    2.80%
Jeanne Naysmith                       141,429(3)                 2.00%
Andrew Bristol                         50,000                     *
William Johnston                      209,600(3)(4)              2.97%
Timothy L. Tyler                        6,600(3)                  *
Ronald Elenbaas                         4,600(3)                  *
Kenneth Ledeen                          4,600(3)                  *
All Directors and executive
officers as a group (9 persons)     1,147,920(5)                16.26%

----------
*    Represents less than 1% ownership.
(1) Based upon information furnished by the persons listed. Except as otherwise noted, all persons have sole voting and investment power over the shares listed. A person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
(2) There were 6,822,842 shares outstanding on August 15, 1998. In addition, 115,900 shares issuable upon exercise of stock options held by Directors and executive officers of the Company are deemed to be outstanding as of August 15, 1998 for purposes of certain calculations in this table. See notes 3 and 4 below.
(3) Includes shares issuable under stock options as follows: Mr. Sweetland - 43,000 shares; Mr. Weatherford - 2,500 shares; Mr. Naysmith - 50,000; Mr. Tyler - 6,600; Mr. Johnston - 4,600; Mr. Elenbaas - 4,600; Mr. Ledeen - 4,600.
(4) Includes warrants for 120,000 shares issuable in exchange for $8.00 per share.
(5) Includes 115,900 shares issuable upon exercise of stock options and 120,000 shares issuable upon exercise of warrants held by all Directors and executive officers as a group.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)") requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Section 16 reporting persons"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, during the fiscal year ended

May 31, 1998, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

Board of Directors and Committee Meetings

     During the fiscal year ended May 31, 1998, the Board of Directors of the Company held six meetings, and the Audit Committee and the Compensation Committee held one meeting. Each Director attended more than 75% of the aggregate number of Board meetings and meetings of committees held on which the Director served.

     Each member of the Board of Directors also serves on the Audit Committee of the Board of Directors. The Audit Committee recommends the engagement of the Company's independent auditors. In addition, the Audit Committee reviews comments made by the independent auditors with respect to internal controls and considers any corrective action to be taken by management; reviews internal accounting procedures and controls within the Company's financial and accounting staff; and reviews the need for any non-audit services to be provided by the independent auditors.

     Each member of the Board of Directors also serves on the Compensation Committee of the Board of Directors. The Compensation Committee recommends salaries and bonuses for officers and general managers and establishes general policies and procedures for salary and performance reviews and the granting of bonuses to other employees. It also administers the Company's 1994 Stock Option Plan (the "Plan") and the SofTech Employee Stock Purchase Plan.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     For the 1998 fiscal year, non-employee Directors received options in lieu of cash remuneration for their services. Employee Directors are not paid any fees or additional compensation for service as members of the Board of Directors or any committee thereof.

     Pursuant to the Company's 1994 Stock Option Plan (the "1994 Stock Option Plan"), non-employee Directors may be granted non-qualified options to purchase shares of Common Stock of the Company. The Compensation Committee of the Board of Directors administers the 1994 Stock Option Plan and determines which Directors will receive stock options, the number of shares subject to each stock option, the vesting schedule of the options, and the other terms and provisions of the options granted. Stock options typically terminate upon a Director leaving his or her position for any reason other than death or disability. No option may be exercised after the expiration of ten years from its date of grant. Under the Plan, all non-employee Directors receive 10,000 options upon appointment to the Board and receive 3,000 options on the anniversary date of the initial award for as long as the Director serves as a Director of the Company. During the fiscal year ended May 31, 1998 there were 12,000 options granted to non-employee Directors.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid to the President and Chief Executive Officer of the Company and each of the Company's two other most highly compensated executive officers (the "Named Executives") during or with respect to the 1996, 1997 and 1998 fiscal years for services in all capacities to the Company.



                                                                                                                Long Term
                                                                                                           Compensation Awards
                                                                                                          Securities
                                                                                                          Under-           All Other
                                                                                        Other Annual       lying           Compen-
 Name and                                     Fiscal        Salary ($)      Bonus       Compensation      Options           sation
Principal Position                            Year           (1)             ($)           ($)                (#)             ($)(2)
------------------------------------------------------------------------------------------------------------------------------------
Mark R. Sweetland (3)                          1998         80,000           --             --                --            1,600
 President and                                 1997        156,000           --             --                --          379,993(4)
 Chief  Executive  Officer                     1996        156,000           --             --                --            3,120

Joseph P. Mullaney                             1998         80,000           --             --                --            1,600
    Vice President and                         1997        125,000        233,125           --             150,000          4,582
    Chief Financial Officer                    1996        125,000           --             --                --            1,667

Timothy J. Weatherford(5)                      1998         80,000           --             --                --            1,600
    Executive Vice                             1997         81,667         37,500         83,329(6)           --          378,531(4)
    President, Sales                           1996         30,000           --          261,998(6)           --            3,000

(1) Includes amounts deferred by Messrs. Sweetland, Mullaney and Weatherford under the Company's 401(k) plan.
(2) Amounts listed in this column includes the Company's contributions to each of the Named Executive's accounts under the Company's 401(k) plan and other compensation as noted.
(3) Mr. Sweetland was appointed as Director, President and Chief Executive Officer in September 1996. Prior to September 1996, Mr. Sweetland served as Vice President of the Company.
(4) Represents 204,750 shares, fully vested, of the Company's Common Stock awarded on April 17, 1997.
(5) Mr. Weatherford was appointed as Director, Executive Vice President, Sales, in September 1996. Prior to September 1996, Mr. Weatherford served as Branch Manager of the Company's Indianapolis sales office.
(6) Represents sales commissions paid under Branch Manager Sales Compensation Plan.

OPTION GRANTS IN THE LAST FISCAL YEAR

     No stock options or stock appreciation rights ("SAR's") were granted to Names Executives of the Company during fiscal year 1998.

AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND OPTION VALUE AT MAY 31, 1998.

     The following table sets forth the shares acquired and the value realized upon exercise of stock options during the 1998 fiscal year by the President and Chief Executive Officer and each Named Executive and certain information concerning the number and value of unexercised options.


                                Number of                                                     Value of Unexercised
                                 Shares             Value         Number of Unexercised        In-the-Money Option
Name                           Acquired on         Realized     Options at May 31, 1998        at May 31, 1998 ($)
                                Exercise            ($)(1)      Exercisable/Unexercisable   Exercisable/Unexercisable(2)
-------------------------------------------------------------------------------------------------------------------------
Mark R. Sweetland (4)              ---               ---              43,000 / ---                 244,939 / ---
Timothy J. Weatherford (5)         ---               ---               2,500 / ---                   4,058 / ---
Joseph P. Mullaney               180,000           758,402               --- / ---                     --- / ---

(1)  Market value on exercise date less the exercise price.
(2) Market value of underlying securities at May 31, 1998 based on a per share value of $6.063 less the aggregate exercise price.

EMPLOYMENT CONTRACTS

     The Company has not executed any employment contracts with its Executive Officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Each of the members of the Board of Directors served as members of the Compensation Committee of the Company's Board of Directors during the fiscal year ended May 31, 1998. Messrs. Sweetland and Weatherford participated in the deliberations concerning compensation of all executive officers other than themselves.

Report of the Board Compensation Committee on Executive Compensation

     General. The Compensation Committee of the Board of Directors (the "Committee") is currently composed of all of the members of the Board of Directors and meets or takes action as many times during a year as is deemed necessary. The Committee's responsibilities include making recommendations to the Board for officers and general managers on the key components of the Company's executive compensation program, base salary, annual incentive awards, long-term incentives in the form of stock options, and other benefits typically offered to executives by comparable corporations.

     Compensation Philosophy. The Company's compensation program has been designed to:

     o Support a pay for performance policy that differentiates in compensation amounts based on Company and individual performance;
     o Provide compensation opportunities that are comparable to those offered by other leading companies, thus allowing the Company to retain and compete for fully qualified executives who are in the very competitive high technology and professional services marketplace; and
     o Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock of the Company.

     Consistent with the objectives of the compensation philosophy, the percentage of an executive's potential total compensation that is based on performance incentives increases with their level of responsibility. This results in an executive's total compensation varying from year to year based on the performance of the Company and the individual.

     Base Salaries. Base salary levels for the President and CEO, other officers, and general managers are reviewed annually by the Committee. Certain of the general managers were granted base salary increases effective during the year based upon a number of factors, including individual performance, and contributions towards the growth of the Company.

     Annual Cash Incentives. All officers participate in an Executive Incentive Plan, which compensates these individuals in the form of cash bonuses. Awards under this plan are based on the attainment of specific Company and/or business unit performance measures established by the Compensation Committee at the beginning of the fiscal year. For the fiscal year ended May 31, 1998, the Company did not pay any bonuses to those officers participating in the Executive Incentive Plan.

     Long Term Incentives. 1994 Stock Option Plan. The Company's 1994 Stock Option Plan is designed to align a portion of the executive compensation program with stockholder interests by providing for the grant of options to employees, directors, officers and consultants to purchase up to 1,000,000 shares of Common Stock of the Company. The 1994 Stock Option Plan was adopted at the Annual Meeting of Stockholders on November 1, 1994.

     The Committee believes that stock options provide greater incentives to executives to improve the performance of the Company and thereby increase the value of its stock. It is only by increasing the Company's stock price that executives are able to realize the economic value of stock options. The Committee believes that this more closely aligns the interests of the Company's officers with those of the Company's stockholders.

     The Committee administers the Plan and determines which officers will receive stock options, the number of shares subject to each stock option, the vesting schedule of the options, and the other terms and provisions of the options granted. When recommending option awards, the following guidelines were used: (i) the individual's current contribution to Company performance, (ii) the anticipated contribution in meeting the Company's long term strategic performance goals, (iii) the employee's ability to impact corporate and/or business unit results; and (iv) the employee's current incentive to maximize operating results based on stock ownership and option awards.

     CEO Compensation. Mr. Sweetland's compensation for fiscal year 1998 was composed of base compensation and incentive bonuses based on both quarterly and annual earnings per share from continuing operations before taxes and the investment gain but including all bonuses ("EPS Goals"). Base compensation was $80,000. Quarterly bonuses of $47,500 per quarter were earned if EPS Goals of $.04, $.05, $.06 and $.07 were attained for Q1, Q2, Q3 and Q4, respectively. The quarterly bonus would be reduced by 50% for attainment of the EPS Goals greater than 50% but less than 100%. An annual bonus of $50,000 would be earned if annual earnings per share from continuing operations before taxes and the investment gain but including all bonuses (Annual EPS Goal") was in excess of $.30. Lastly, no bonuses would be earned and any previous quarterly bonuses paid would be recovered if the Annual EPS was less than $.20. Lastly, Mr. Sweetland was allowed a recoverable draw of $3,350 per pay period, or $87,100 annually. This draw was fully recoverable against bonuses and other forms of compensation.

     During fiscal 1998 Mr. Sweetland earned quarterly bonuses of $62,500. However, the Company failed to meet its minimum annual EPS goal of $.20 per share from continuing operations before taxes and the investment gain but including all bonuses. As a result, subsequent to fiscal year end Mr. Sweetland repaid the Company for $62,500 in quarterly bonuses received during the year. In addition, Mr. Sweetland executed a one year note, payable to the Company, to repay advances during fiscal year 1998 that were not earned based on annual EPS attainment below the minimum required to earn such advances.



                                               The Compensation Committee of the
                                               Board of Directors

                             PERFORMANCE COMPARISON


     The following graph illustrates the return that would have been realized over the past five fiscal years of the Company (assuming reinvestment of dividends) by an investor who invested on May 31, 1993 in each of (i) the Company's Common Stock, (ii) the NASDAQ Stock Market--US Index, and (iii) The NASDAQ Computer & Data Processing Index. The historical information set forth below is not necessarily indicative of future performance.

[GRAPH]

[THE FOLLOWING TABLE IS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG SOFTECH, INC., THE NASDAQ STOCK MARKET-US INDEX, AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX.

                                                                       NASDAQ
                                                                      Computer &
                                                NASDAQ Stock            Data
                      SofTech, Inc.              Market-US            Processing

May - 93                   100                     100                   100
May - 94                   216                     105                   106
May - 95                   135                     125                   146
May - 96                    98                     182                   224
May - 97                   160                     205                   266
May - 98                   466                     261                   348

* $100 INVESTED ON 5/31/93 IN STOCK OR INDEX-- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MAY 31.

      PROPOSAL 2. AMEND THE COMPANY'S ARTICLES OF ORGANIZATION TO INCREASE
       THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY, PAR
               VALUE $.10 PER SHARE, FROM 10 MILLION TO 20 MILLION

     The Company is currently authorized to issue up to 10,000,000 shares of its Common Stock. There are currently issued and outstanding 6,946,211 shares of Common Stock. In addition, there are currently 144,167 shares of Common Stock reserved for issuance under the Company's Stock Option Plan, 150,000 shares of Common Stock reserved for issuance under the Company's Employee Stock Purchase Program and 600,000 shares of Common Stock reserved for issuance under certain warrants associated with the Senior and Subordinated debt facilities described in the Annual Report.

     In addition, on October 26, 1998, the Company's Board of Directors approved the issuance of 1,099,948 restricted shares in a private placement to Greenleaf Asset Management ("Greenleaf") in exchange for the conversion of the $1.5 million short term note due Greenleaf and $1.5 million of cash to be used for working capital purposes. This transaction is described in the Company's 8-K filing on November 4, 1998 with the Securities and Exchange Commission.

Proposed Amendment of the Articles of Organization

     The Board of Directors proposes that the Company's Articles of Organization be amended to increase the number of authorized shares of Common Stock of the Company, par value $.10 per share, 20 million, an increase of 10 million shares.

     The Board of Directors believes that such an increase will enhance the Company's ability to pursue acquisitions and permit the Board of Directors increased flexibility should it determine in the future to raise additional capital, declare stock dividends and splits, or engage in other general corporate activities. The Company, however, has no present arrangements, agreements, or understandings for any acquisition or for the issuance of any portion of the increased number of shares of Common Stock to be authorized.

     A possible effect of the increase in the number of authorized shares of Common Stock may be to enable Directors, through the issuance of additional shares of Common Stock, to attempt to block or discourage a tender offer or other takeover attempt that might be favored by a majority of the stockholders. It should be noted in this regard that the Company's Articles of Organization already contain a provision which requires, unless otherwise approved by the Board of Directors or unless certain price and procedure guidelines are met, a 90% stockholder vote to effect a merger, consolidation, sale of assets, or certain other "Business Combinations" with any "Interested Stockholder" (as such terms are defined in the Company's Articles of Organization).

     The Board of Directors or a committee thereof is authorized to issue all or any part of the authorized but unissued Common Stock, without further stockholder votes, at such times to such persons and for such consideration as the Board or a committee thereof may determine in its discretion. The Company's stockholders should be aware that the issuance of any additional shares of Common Stock could cause a dilution of voting rights, net income per share and net book value of the Common Stock. Holders of the Common Stock of the Company do not have preemptive rights to subscribe to additional securities that may be issued by the Company.

Vote Required for Approval

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting is required for approval of the amendment to increase the number of shares of authorized Common Stock.

     The Board of Directors believes that the proposed amendment is in the best interests of the Company and therefore recommends a vote "FOR" this proposal.

     PROPOSAL 3. AMENDMENT TO THE COMPANY'S 1994 EMPLOYEE STOCK OPTION PLAN
       TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE PLAN FROM 1.0
                         MILLION TO 1.5M MILLION SHARES

Background of the Plan

     The Plan was adopted by the Board of Directors of the Company in August 1994 and was approved by the Company's stockholders at the 1994 Annual Meeting. The Plan provides for the granting of "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified options to purchase shares of Common Stock. Options under the Plan may be granted to non-employee Directors, officers, employees, and consultants of the Company and its subsidiaries.

Proposed Amendment of the Plan

     As originally adopted and subsequently amended in April 1997, the Plan provided for the issuance of up to 1,000,000 shares of Common Stock pursuant to the exercise of options granted under the Plan. The Company has granted options to substantially all of its employees. In addition, options under the Plan have been utilized as an incentive to certain employees of entities acquired by the Company over the last two years. Lastly, options under the Plan have been utilized to attract new hires especially in the intensely competitive market for engineering talent to support the Company's growth. As a result of the Board of Director's belief that stock options should be granted as a performance incentive throughout the organization in order to align the interests of the Company's employees with the performance of the Company, the Company has only approximately 144,000 shares available to issue under the Plan. It is the opinion of the Board of Directors that this number of options is not sufficient to meet its hiring needs over the coming year.

     The Board believes that the Plan has been and continues to be an important incentive in attracting, maintaining and motivating key employees, consultants and Directors of the Company. The Board believes that the ability to grant additional options will help retain and attract such personnel. The Company, however, has no present arrangements, agreements, or understandings for the issuance of any portion of the increased number of shares under the Plan.

     The Board of Directors proposes that the 1994 Employee Stock Option Plan be amended to increase the number of shares authorized for issuance under the Plan by 500,000 shares to 1,500,000 shares. A copy of the amendment to the Plan is attached to this Proxy Statement as Exhibit A.

Plan Benefits

     The benefits or amounts that will be received or allocated to any individual under the Plan are not determinable at this time since the Company has no present arrangements, agreements, or understandings for the issuance of any portion of the increased number of shares under the Plan.

Vote Required for Approval

     The proposed amendment of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

     The Board of Directors believes that the proposed amendment is in the best interests of the Company and therefore recommends a vote "FOR" the approval of the amendment of the Plan.

         PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending May 31, 1999. The Board believes, however, that it is desirable to obtain stockholder ratification of the selection of the Company's auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make a statement if he wishes to do so and to respond to appropriate questions.

     During the fiscal year ended May 31, 1998, the Company engaged Ernst & Young LLP for the purpose of performing "audit services". For this purpose, "audit services" include: examination of annual fiscal statements; review and consultation in connection with filings of annual reports and registration statements with the SEC; consultation on accounting matters; preparation of reports to management covering recommendations on accounting, internal control and similar matters; meetings with the Audit Committee; and audits of employee benefit plans. This was the first year in which this firm has acted as independent auditors for the Company.

     Ratification will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. If the stockholders do not ratify the selection of the Company's independent accountants, the Board of Directors will reconsider its selection.

     The Board of Directors recommends a vote "FOR" this proposal.

Solicitation of Proxies

     The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, in person or by telephone. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will provide reimbursement for the cost of forwarding the material in accordance with customary charges. The Company may retain a proxy solicitor to aid in the solicitation of proxies.

     Submission of Proposals for the 1999 Annual Meeting

     In order for any stockholder proposal to be considered for inclusion in the Board of Directors' proxy statement for the Company's 1999 Annual Meeting, it must be received by the Clerk of the Company at the principal executive offices of the Company, at 4695 44th Street, Suite B-130, Grand Rapids, Michigan 49512, on or before July 1, 1999. Such a proposal must comply with the requirements as to form and substance established by the Company's By-Laws and applicable laws and regulations in order to be included in the proxy statement.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                                                      APPENDIX A

                                SECOND AMENDMENT
                                       TO
                                  SOFTECH, INC.
                             1994 STOCK OPTION PLAN

     WHEREAS, the SofTech, Inc. 1994 Stock Option Plan (the "Plan") was adopted by the Board of Directors and the stockholders of SofTech, Inc. (the "Company") on November 2, 1994 as a performance incentive for officers, employees, consultants and other key persons of the Company;

     WHEREAS, Section 3(a) of the Plan, as amended, provides that the total number of shares of the Company's common stock, $.10 par value per share (the "Stock"), which may be issued pursuant to stock options granted under the Plan shall not exceed an aggregate of 1,000,000 shares of Stock;

     WHEREAS, The Board of Directors of the Company believes that the number of shares of Stock remaining available for issuance under the Plan has become insufficient for the Company's current and anticipated future needs;

     WHEREAS, Section 10 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time, subject to certain conditions set forth therein; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Plan to provide that an additional 500,000 shares of Stock be made available for issuance under the Plan.

     NOW, THEREFORE:

     1. Increase in Authorized Shares. Section 3(a) of the Plan is hereby amended and restated to provide in its entirety as follows:

     (a) The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,500,000 shares of Stock, subject to adjustments for changes in the Company's capitalization. For purposes of this limitation, the shares of Stock underlying any portion of any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the Shares of Stock available for issuance under the Plan as long as the participants to whom such Awards have been previously granted received no benefit of ownership of the underlying shares of Stock to which such portion of the Award related. Subject to such overall limitation, shares may be issued up to such maximum number pursuant to any type or types of Award including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

     IN WITNESS WHEREOF, this Second Amendment to the Plan has been adopted by the Board of Directors of the Company this 26th day of October, 1998, to be submitted for approval by the Company's stockholders at the Company's 1998 Annual Meeting of Stockholders to be held on December 11, 1998.

[X] PLEASE MARK VOTES
AS IN THIS EXAMPLE

-----------------------------------
       SOFTECH, INC.
-----------------------------------


Mark box at right if an address changes or comment has been noted [_] on the reverse side of this card.

RECORD DATE SHARES:


1. Election of Directors

                             For All      With-    For All
                            Nominees      hold      Except

                             [_]          [_]        [_]

                                William Johnston
                              Timothy Weatherford


NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.


2. Approval of the increase in the number of authorized shares of common stock of the Company, par value $.10 per share from 10 million to 1.5 million.

                             For        Against    Abstain

                             [_]          [_]        [_]


3. Approval of the increase in the number of shares authorized under the Company's 1994 Employee Stock Option Plan form 1.0 million to 1.5 million.

                             For        Against    Abstain

                             [_]          [_]        [_]


4. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending May 31, 1999.

                             For        Against    Abstain

                             [_]          [_]        [_]




Please be sure to sign and date this Proxy.       Date:_________________________


__________________________________________
Stockholder sign here


__________________________________________
Co-owner sign here

DETACH CARD                                                          DETACH CARD

                                 SOFTECH, INC.

Dear Stockholder,


Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, December 11, 1998.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

SofTech, Inc.

                                 SOFTECH, INC.

        Proxy for the Annual Meeting of Stockholders, December 11, 1998
          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Mark R. Sweetland and Joseph P. Mullaney, and each of them, proxies with power of substitution to vote for and on behalf of the undersigned all shares of capital stock of SofTech, Inc. registered in the name of the undersigned at the 1998 Annual Meeting of Stockholders to be held at 4695 44th Street S.E., Suite B-130, Grand Rapids, Michigan on Friday, December 11, 1998 at 2:00p.m., and at any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and a copy of the Annual Report for the fiscal year ended May 31, 1998.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, the proxy will voted "FOR" Proposals 1, 2, 3 and 4.

--------------------------------------------------------------------------------
                      PLEASE VOTE, DATE AND SIGN ON REVERSE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------


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